EXHIBIT 10.10.CG

DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT (the “Agreement”) is made and entered into effective as of the 15th day of December, 2008, by and between ANTHONY M. FRANK, an individual (hereinafter referred to as “Buyer”) and MICRO IMAGING TECHNOLOGY, INC., a California corporation (hereinafter referred to as “MIT” or the “Company”).

R E C I T A L S

WHEREAS, Buyer loaned the Company One Hundred Fifty Thousand Dollars ($150,000) all pursuant to an 8% Convertible Term Note dated October 29, 2008 (the “Term Note”).

WHEREAS, as of December 15, 2008, a total of $1,380.82 in interest accrued on the above loan is due and payable to Buyer by the Company.

WHEREAS, Buyer wishes to forgive all of the interest accrued on the Term Note through the date hereof and to convert all of the principal into shares of Micro Imaging Technology, Inc. Common Stock and the Company wishes to issue such shares to extinguish the debt owed Buyer in its entirety.

NOW, THEREFORE, in consideration of the foregoing and of the mutual obligations herein contained, it is agreed as follows:

1.         FORGIVENESS OF DEBT AND CONVERSION

(a)             On the date set forth above, Buyer hereby:

(i)	Waives and forgives all interest accrued on the Term Note through the date hereof in the sum of $1,380.82; and

(ii)
Converts all of the principal due on the Term Note in the sum of $150,000 into Shares of Micro Imaging Technology, Inc. Common Stock, $0.01 par value, at an effective conversion rate of $0.04554 per share, in the names and amounts indicated in the table below, for an aggregate of 3,024,329 Shares (the “Conversion Shares”).

(b)          The Conversion Shares shall have the rights, preferences, privileges, restrictions and other terms set forth in the By-laws of the Company.

(c)          Upon conversion, Buyer acknowledges that all principal and interest accrued and due through the date hereof pursuant to the terms of the Term Note referenced above has been satisfied in full by the Company.  Buyer also acknowledges that pursuant to this Debt Conversion Agreement any default by MIT for failure to pay interest due on the Term Note through the date hereof has been cured.

            2.         REPRESENTATIONS AND WARRANTIES OF BUYER       Buyer represents and warrants to the Company:

EXHIBIT 10.10.CG

                       (a)        The Conversion Shares are being acquired by Buyer for investment for an indefinite period, for Buyer’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the Buyer has no present intention of selling, granting participations in, or otherwise distributing the same except as may be permitted by the Securities Act of 1933, as amended (the “Act”).

(b)        Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to the Conversion Shares.

(c)        That Buyer understands that the Conversion Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemptions from the registration provisions of the Act contained in Section 4 (2) thereof, and any continued reliance on such exemption is predicated on the representations of the Buyer set forth herein.

(d)        Buyer understands that the Conversion Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Act, as amended, or an exemption from such registration is available.  Buyer further understands that the Company is under no obligation to register the Securities on its behalf or to assist him in complying with any exemption from registration except as otherwise provided herein.

(e)        Buyer (i) has adequate means of providing for his current needs and possible contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risks of an investment in the Conversion Shares for an indefinite period, (iv) at the present time, can afford a complete loss of such investment, and (v) does not have an overall commitment to investments which are not readily marketable that is disproportionate to Buyer’s net worth, and Buyer’s investment in the Conversion Shares will not cause such overall commitment to become excessive.

(f)        Buyer is an “accredited investor” (as defined in Regulation D promulgated under the Act) and the undersigned’s total investment in the Conversion Shares does not exceed 10% of the Buyer’s net worth.

(g)        Buyer recognizes that the Company has had only limited revenues to date and that the Conversion Shares as an investment involve significant risks.

(h)        Buyer will not transfer the Conversion Shares without registering them under applicable federal and state securities laws unless the transfer is exempt from registration.  Buyer realizes that the Company may not allow a transfer of Conversion Shares unless the transferee is also an “accredited investor”.  Buyer understands that legends will be placed on certificates representing the Conversion Shares, with respect to the above restrictions on resale or other disposition of the Conversion Shares and that stop transfer instructions have or will be placed with respect to the Conversion Shares so as to restrict the assignment, resale or other disposition thereof.

(i)            The Company will direct its transfer agent to, or will itself, place such a stop transfer order in its books respecting transfer of the Conversion Shares, and the certificate or certificates representing the Conversion Shares will bear the following legend or a legend substantially similar thereto:

EXHIBIT 10.10.CG

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF:  (1) AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT, OR (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(j)            That Buyer understands that Rule 144, promulgated by the Securities and Exchange Commission under the Act, may not be currently available for sale of the Conversion Shares, and there is no assurance that it will be available at any particular time in the future.  If and when Rule 144 is available for sale of the Common Stock underlying the Conversion Shares, such sales in reliance upon Rule 144 may only be (i) in limited quantities after the Conversion Shares have been held for six (6) months after being sold by the Company, or (ii) in unlimited quantities by non-affiliates after the Conversion Shares have been held for one (1) year after being sold by the Company, in each case in accordance with the conditions of the Rule, all of which must be met (including the requirement, if applicable, that adequate information concerning the Company is then available to the public).  The Company and Buyer acknowledge that the Company has no obligation to supply the information required for sales under Rule 144.

(k)           The Purchase Price to be paid by Buyer to Company for the Conversion Shares has been determined by Buyer as fair and appropriate based solely upon Buyer’s independent investigation and due diligence of the Company, and neither Buyer nor the Company nor any of their agents, including, without limitation, any of their officers, directors, employees, accountants and attorneys, has made any representations or warranties whatsoever in connection with the sale of the Conversion Shares by the Company to Buyer.  Buyer has had sufficient opportunity in connection with the sale of the Conversion Shares to review the Company’s business and affairs (including, without limitation, the Company’s financial statements and other information).  The Buyer has had answered to his satisfaction any questions with respect to the Company’s business and affairs.  Buyer further has had the opportunity to obtain independent financial, legal, accounting, business, tax and other appropriate advice with respect to the transactions contemplated by this Agreement, and is not relying upon the Company or any of its agents in any manner in connection with same.

3.             REPRESENTATIONS AND WARRANTIES OF MIT

(a)           MIT is a corporation duly organized and validly existing under the laws of the State of California without limit as to duration of its existence, and is authorized and in good standing to do business in no other state; MIT has the corporate power and adequate authority, rights and franchise to own its property and to carry on its business as now conducted; and, subject to ratification by its Board of Directors, MIT has the corporate power and adequate authority to enter into this Agreement.

(b)           The execution and delivery of this Agreement and subject to (1) ratification by the Board of Directors of the Company and (2) filing the Certificate with the California Secretary of State, the performance of the provisions of this Agreement are not in contravention of or in conflict with any law or regulation or any term or provision of MIT’s Articles of Incorporation or By-Laws and are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; and this Agreement is a valid, binding and legal obligation of MIT, enforceable in accordance with the terms herein.

EXHIBIT 10.10.CG

4.             ENTIRE AGREEMENT       This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings relating to such subject matter.

5.             AMENDMENT       This Agreement may not be amended except by written document executed by the parties.

6.             SUBJECT HEADINGS       Subject headings are included for convenience only and shall not be deemed part of this Agreement.

7.             SEVERABILITY       If any provision of this Agreement shall be held unenforceable as applied to any circumstance, the remainder of this Agreement and the application of such provision to other circumstances shall be interpreted so as best to effect the intent of the parties.  The parties further agree to replace any such unenforceable provision with an enforceable provision (and to take such other action) which will achieve, to the extent possible, the purposes of the unenforceable provision.

8.             GOVERNING LAW       This Agreement shall be governed by and construed under the laws of the State of California in force from time to time.

9.             PARTIES BOUND       This Agreement is binding on and shall inure to the benefit of the parties and their respective successors, assign, heirs, and legal representatives.

10.           SURVIVAL       The representations, warranties, covenants, and agreements contained in this Agreement shall survive the consummation of the transactions contemplated hereby.

11.          COUNTERPARTS       This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

COMPANY:	BUYER:

MICRO IMAGING TECHNOLOGY, INC.	ANTHONY M. FRANK KEOGH PLAN UTA CHARLES SCHWAB & CO., INC.

/s/ Catherine Patterson	/s/ Anthony M. Frank
Catherine Patterson, CFO	Anthony M. Frank, Trustee
23456 South Pointe Drive	1 Maritime Place, Suite 825
Laguna Hills, CA 92653-1512	San Francisco, CA 94111